                                                                   EXHIBIT 99.1


                                                                          FINAL


                             PLANVISTA CORPORATION

                PROPOSED SUMMARY OF KEY TERMS AND CONDITIONS FOR
                         RESTRUCTURED CREDIT FACILITIES


         The following summarizes certain significant terms and conditions of a restructuring (the "RESTRUCTURED CREDIT FACILITIES") of the existing senior bank credit facilities (the "EXISTING CREDIT FACILITIES") outstanding under:
(i) that certain Second Amended and Restated Credit Agreement dated as of June 8, 2000 by and among PlanVista Corporation, as borrower (the "COMPANY"), the lenders party thereto (the "LENDERS") and First Union National Bank, as administrative agent (the "ADMINISTRATIVE AGENT") (as heretofore amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "EXISTING CREDIT AGREEMENT") and (ii) that certain Forbearance Agreement dated as of September 1, 2001 by and among the Company, the Credit Parties listed on the signature pages thereto, the Lenders and the Administrative Agent (as heretofore amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "FORBEARANCE AGREEMENT"). This Summary of Key Terms and Conditions is intended merely as an outline of certain of the material terms of the proposed Restructured Credit Facilities. It does not include descriptions of all of the other terms, conditions and other provisions ordinarily contained in the definitive documentation for facilities and transactions of this type (and which will be required for the Restructured Credit Facilities and the preferred stock issuance agreement) and it is not intended to limit the scope of discussion and negotiation of such terms, conditions or provisions. THIS SUMMARY OF KEY TERMS AND CONDITIONS HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE. This Summary of Key Terms and Conditions shall not be construed to bind any person or entity with respect to any or all of its terms and the proposals contained herein are subject to, among other conditions, internal credit approvals of each Lender, the completion of appropriate due diligence, acceptable treatment of tax issues and the execution of definitive documentation, in form and substance satisfactory to the Lenders in their sole and absolute discretion.

                               THE RESTRUCTURING

CORPORATE STRUCTURE:                On the effective date of the
                                    restructuring (the "Effective Date"), the corporate structure of the Company shall consist of (i) PlanVista Corporation, a Delaware corporation ("Holdco"), (ii)
                                    PlanVista Solutions, Inc. (f/k/a National
                                    Preferred Provider Network, Inc.), a New
                                    York corporation, as the main operating
                                    entity and wholly-owned subsidiary of
                                    Holdco ("Opco"), and (iii) various other wholly-owned subsidiaries of Holdco (which shall primarily consist of the existing subsidiaries of the Company) (each a "Subsidiary"; collectively, the
                                    "Subsidiaries").

BANK GROUP CLAIMS:                  On the Effective Date, in consideration
                                    for the restructuring of the Company's
                                    existing obligations to the Lenders
                                    pursuant to the Existing Credit Facilities, each Lender shall be permitted to maintain its existing pro rata share of its existing claims under the Existing Credit Facilities
                                    (the "Bank Claims") in the form, and on the terms, set forth below:

                                    (I) TERM LOAN FACILITY. A term loan
                                    facility ("Term Loan Facility") senior to all other obligations of the Company at all times consisting of a single tranche $40 million term loan facility (the "Term Loans").

                                    The Term Loan Facility will, among other things, require: (v) joint and several liability of Opco and Holdco, and a guaranty by each of the Subsidiaries of the Term Loans, (w) interest payments payable in cash at the rate of the Base Rate (as defined in the Existing Credit Agreement) plus 100 basis points per annum, (x) standard affirmative and negative covenants, including, without limitation, limits on capital and cash expenditures (but permitting redemption of the Holdco Preferred Stock, as described below, so long as, either (1) such redemption does not result in the incurrence of additional indebtedness or (2) after giving effect to such redemption, the Company has a senior debt to EBITDA ratio of not greater than 2:1), and (y) a first priority lien on, and security interest in, all personal and real property of Opco, Holdco and the Subsidiaries. Holdco will own 100% of the issued and outstanding common stock of Opco (the "Opco Stock"), which Opco Stock will be pledged to the Administrative Agent to secure the obligations of Holdco in respect of the Term Loans. The principal and salient terms of the Term Facility are set forth on Exhibit A annexed hereto.

                                    (II) LETTERS OF CREDIT. All letters of
                                    credit issued and outstanding under the
                                    Existing Credit Agreement on the Effective
                                    Date shall remain outstanding. Upon the
                                    occurrence of a drawing under any such
                                    letter of credit, Opco and Holdco shall
                                    have the obligation to immediately
                                    reimburse the Issuing Bank and the Lenders in cash. Letters of credit, upon expiration, may be renewed to a date not later than the business day immediately preceding the Maturity Date (as defined in Exhibit A).

                                    (III) HOLDCO PREFERRED STOCK. In
                                    consideration for the remaining Bank Claims
                                    (approximately $[28.6] million), the
                                    Lenders will each receive their pro rata share of 100% of a new issue of Holdco Preferred Stock (the "Holdco Preferred Stock"). The Holdco Preferred Stock shall, among other things (u) have a liquidation preference of $[28.6] million plus accrued and unpaid dividends (v) accrue dividends at the rate of 10% of the liquidation preference per annum until the first anniversary of the Effective Date and 12% of the liquidation preference per annum thereafter, (w) be convertible at any time after the 18-month anniversary of the Effective Date (the "Initial Conversion Date") pursuant to a formula which, if the conversion were to occur on the Effective Date, would result in the Lenders receiving 51% of the issued and outstanding common stock of Holdco on a fully diluted basis, (x) be redeemable (subject to compliance with the senior debt to EBITDA ratio) at the liquidation preference plus all accrued and unpaid dividends, (y) prior to conversion, authorize the holders of the Holdco Preferred Stock to initially elect three out of seven members of the Board of Directors of Holdco (the "Board"), provided, that the holders shall have the right to elect four out of seven members of the Board upon certain events (as described below) and (z) have substantially the terms set forth on Exhibit B hereto. The holders of Holdco Preferred Stock will enter into a stockholders agreement to be agreed upon by such holders and Holdco.

SUNCAPITAL NOTES; DIRECTOR NOTES,   On the Effective Date, the indebtedness
ETC.:                               evidenced by the SunCapital Notes, the
                                    director notes, the Centra notes and any other indebtedness other than (x) payables incurred in the ordinary course of business and (y) obligations supported by existing letters of credit, shall be restructured in a manner acceptable to the Lenders in their sole discretion.

PAYABLES INCURRED IN THE ORDINARY   Accrued and unpaid trade payables
COURSE OF BUSINESS:                 incurred in the ordinary course of business
                                    (including, without limitation, accrued and unpaid professional fees) shall be paid either (x) in accordance with ordinary trade terms, or (y) with respect to trade payable already past due, in accordance with a budget acceptable to the Lenders in their sole discretion.

COMMON STOCK AND OPTIONS:           Subject to the dilutive effect of the
                                    issuance and potential conversion of the Holdco Preferred Stock, the holders of Holdco's existing common stock or options to purchase existing common stock of Holdco will retain such interests.

GOVERNANCE:                         Upon the Effective Date, the Board will be
                                    comprised of seven members: four members selected by the holders of Holdco's existing common stock (the "Class A
                                    Directors") and three members selected by the holders of Holdco Preferred Stock (the
                                    "Class B Directors"). The number of Class B
                                    Directors shall be increased to four and the number of Class A Directors decreased to three: (i) if the Company fails meet the financial forecasts set forth in the Budget
                                    (as defined in Exhibit A) for any fiscal quarter ending on or after March 31, 2002; (ii) upon the occurrence and continuation of any payment default under the Restructured
                                    Credit Facilities; or (iii) if the Company fails to redeem the Holdco Preferred Stock in full for cash on or before the Initial
                                    Conversion Date. The Executive Committee of the Board will be comprised of four members: two Class A Directors and two
                                    Class B Directors. The foregoing provisions regarding the composition of the Board and the Executive Committee shall be subject to a stockholders agreement among the holders of Holdco Preferred Stock and the funds managed by DePrince, Race & Zollo, Inc.

                                   EXHIBIT A

                               SUMMARY OF TERMS
                                    OF THE
                        RESTRUCTURED CREDIT FACILITIES


                            I. THE BANK FACILITIES

Borrowers:                          Holdco and Opco, jointly and severally.

Lenders:                            The lenders party to the Existing Credit
                                    Facilities (the "Lenders").

Administrative Agent                First Union National Bank, as
for the Lenders:                    administrative agent (in such capacity,
                                    the "Administrative Agent").

Closing Date:                       The Effective Date.

Maturity Date:                      The second anniversary of the Closing Date (
                                    the "Maturity Date").

Type and Amount:                    The Restructured Credit Facilities shall
                                    consist of a Term Loan Facility and the
                                    existing Letters of Credit.

                                    (I) TERM LOAN FACILITY. The Term Loan
                                    Facility shall consist of $40 million of Bank Claims which shall be converted to a single tranche of term loans, and upon such conversion, the Lenders' commitments to make such term loans will terminate. The Term Loans will mature on the Maturity Date.

                                    (II) LETTERS OF CREDIT. All letters of
                                    credit issued and outstanding under the
                                    Existing Credit Agreement on the Effective
                                    Date shall remain outstanding. Upon the
                                    occurrence of a drawing under any such
                                    letter of credit, Opco and Holdco shall
                                    have the obligation to immediately
                                    reimburse the Issuing Bank and the Lenders in the manner set forth in the Existing Credit Agreement. Letters of credit, upon expiration, may be renewed to a date not later than the business day immediately preceding the Maturity Date.

Guarantors:                         All Subsidiaries.

Security:                           All extensions of credit to Opco and
                                    Holdco and all guaranties will be secured by a first priority perfected lien on, and security interest in, all tangible and intangible assets, whether existing or hereafter-acquired, of Opco, Holdco and the Subsidiaries, including, without limitation, all intellectual property, real property, personal property and the capital stock of each



                                  Exhibit A-1

                                    Subsidiary and Opco.

                                    The Restructured Credit Facilities shall also be secured by first priority liens on all existing and after-acquired real property fee and leasehold interests of Opco, Holdco and each Subsidiary, subject to exceptions to be agreed upon.

                                    To effect such liens securing the
                                    Restructured Credit Facilities, Opco and the Guarantors shall execute and deliver to the Administrative Agent all security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents and instruments as are necessary to grant a first priority perfected security interest in and lien upon all such property of Opco, Holdco and the Guarantors, subject to customary permitted liens to be agreed upon.

                                    Negative pledge on all assets of Opco,
                                    Holdco and the Guarantors, subject to
                                    permitted liens to be agreed upon.

Interest Rates:                     The Base Rate plus 100 basis points. Upon
                                    the occurrence of an Event of Default the interest rate shall increase by 200 basis points.

Interest Payments:                  Monthly in arrears.

Letter of Credit Fee:               The letter of credit fee shall be 1.0%,
                                    which shall be shared by all Lenders, and an additional 0.25% per annum, which shall be retained by the Lender issuing the letter of credit, in each case the fee will be based upon the applicable percentage
                                    (.25%) multiplied by the amount available from time to time for drawing under such letter of credit.

Administrative Agent Fee:           $8,000 per month.

Restructuring Fee:                  A restructuring fee delivered to the
                                    Administrative Agent, for the ratable
                                    benefit of Lenders, on the Closing Date of an aggregate amount of 75,000 shares of Holdco's Common Stock, which shares shall be subject to a registration rights agreement in form and substance acceptable to the Administrative Agent.

Amortization Schedule:              Quarterly amortization of the Term Loan
                                    Facility will be required in an amount
                                    equal to $50,000 commencing on June 30,
                                    2002.

Voluntary Prepayments and           The Restructured Credit Facilities may be
Commitment Reductions:              prepaid in whole or in part without premium
                                    or penalty and the Lenders' commitments
                                    relative thereto reduced or terminated upon such notice and in such amounts as may be agreed upon. Any such amounts may not be reborrowed. Voluntary prepayments of the
                                    Term Loan Facility shall be applied to the scheduled installments thereof in


                                  Exhibit A-2
                                    inverse order of maturity.

Mandatory Prepayments and           Except to the extent of amounts used or
Commitment Reductions:              required to be used to redeem the Holdco
                                    Preferred Stock, Opco and Holdco shall
                                    prepay the Term Loans in amounts equal to:

                                    Asset Sale Proceeds; Insurance and
                                    Condemnation Proceeds: 100% of the net
                                    after-tax proceeds from the sale of, or
                                    from any insurance proceeds or condemnation proceeds of, any property or assets of Opco, Holdco or any Guarantor or any of their respective subsidiaries; such proceeds payable no later than the first business day following the date of receipt;

                                    Proceeds of Equity Offerings: 100% of the net cash proceeds received from the issuance of equity securities of Opco, Holdco or any Guarantor or any of their respective subsidiaries, payable no later than the first business day following the date of receipt; and

                                    Proceeds of Debt Issuances: 100% of the net cash proceeds received from certain issuances of debt securities by Opco, Holdco or any Guarantor or any of their respective subsidiaries, payable no later than the first business day following the date of receipt.

                                    Excess Cash Sweep: Terms to be determined.

                                    All such mandatory prepayments of the Term
                                    Loan Facility shall be applied first to the outstanding term loans and then to cash-collateralize the outstanding letters of credit.

Representations and Warranties:     Customary and appropriate, including
                                    without limitation due organization and
                                    authorization, enforceability, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, no material adverse agreements, compliance with laws and licensing requirements, employee benefit liabilities, environmental liabilities, perfection and priority of liens securing the Restructured Credit Facilities, full disclosure, and the accuracy of all representations and warranties in the
                                    Definitive Financing Documents (as defined below).

Covenants:                          Customary and appropriate affirmative and
                                    negative covenants, including, but not
                                    limited to, limitations on other
                                    indebtedness, liens, investments,
                                    guarantees, restricted junior payments
                                    (other than redemption of the Holdco
                                    Preferred Stock, provided that either (i) such redemption does not result in the incurrence of additional indebtedness or
                                    (ii) after giving effect to such redemption the Company has a senior debt to EBITDA ratio of not greater than 2:1), mergers and acquisitions, sales of assets,


                                  Exhibit A-3
                                    leases, transactions with affiliates,
                                    conduct of business, permitted dividends and other provisions customary and appropriate for financings of this type, including exceptions and baskets to be mutually agreed upon. Financial performance covenants will include but not be limited to, a minimum EBITDA test, maximum leverage ratio, minimum net worth, minimum fixed charge coverage and maximum capital expenditure. The Borrowers will be required to deliver on a quarterly basis a schedule summarizing all of the ongoing litigation of Opco, Holdco and the Subsidiaries accompanied by an officer's certificate in form and substance satisfactory to the Administrative Agent, certifying that such schedule is true, correct and complete.

                                    Customary and appropriate financial
                                    reporting requirements to be agreed upon in the Definitive Financing Documents including, without limitation, monthly financial statements (excluding notes), quarterly financial statements (including notes), annual audited statements, monthly certificate confirming compliance with covenants and other information reasonably requested by the Administrative Agent. All financial statements shall be prepared on a consolidated and consolidating basis and in accordance with U.S. GAAP.

Events of Default:                  Customary and appropriate (subject to
                                    customary and appropriate grace periods), including without limitation failure to make payments when due, defaults under other material agreements or instruments of indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, invalidity of guaranties, impairment of security interests in collateral, "changes of control" (to be defined in a mutually agreed upon manner), revocation, cancellation or termination of any license (subject to materiality standard to be agreed), and impairment of security interests in collateral.


                                             II.  CONDITIONS TO LOANS


Certain Conditions Precedent to        Customary and appropriate including
Closing:                               without limitation the following:

                                       Satisfactory Documentation. The
                                       definitive documentation evidencing the
                                       Restructured Credit Facilities (the
                                       "Definitive Financing Documents") shall
                                       be prepared by counsel to the
                                       Administrative Agent and Lenders and
                                       shall be in form and substance
                                       satisfactory to the Administrative Agent and Lenders.


                                  EXHIBIT A-4

                                    Organizational Documents and Material
                                    Agreements. The organizational documents of
                                    Opco, Holdco and the Subsidiaries,
                                    employment contracts relating to each member of the Borrowers' senior management team, agreements with affiliates, and all other material contracts, leases, licenses, permits, franchises, insurance policies and other intangible rights shall be satisfactory to the Administrative Agent.

                                    Security. The Administrative Agent, for the benefit of the Lenders, shall have been granted on the Closing Date a first priority perfected security interest in all assets to the extent described above under the heading "Security" and shall have received such other reports, documents and agreements as are customarily delivered in connection with security interests in real property assets.

                                    No Material Adverse Change. There shall have occurred no events which shall have had, or which shall reasonably likely have, a material adverse effect on the assets, financial condition, business, properties, results of operations or prospects of Opco, Holdco or the Subsidiaries.

                                    Environmental Matters. The Administrative
                                    Agent and Lenders shall have received
                                    reports and other information, in form,
                                    scope and substance satisfactory to the
                                    Administrative Agent and Lenders, concerning any environmental liabilities of Opco, Holdco or the Subsidiaries.

                                    Financial Statements. The Administrative
                                    Agent and Lenders shall have received (i) a consolidated pro forma balance sheet of Holdco, Opco and the Subsidiaries after giving effect to the restructuring contemplated hereby, (ii) projected consolidated financial statements (including balance sheets, statements of operations, and cash flows of Opco and its Subsidiaries) for the two year period commencing on the Effective Date (the "Budget"), and (iii) consolidated financial statements for each month after the date of the most recent financial statements delivered pursuant to the Existing Credit Agreement, all of the foregoing to be in form and substance satisfactory to the Administrative Agent and Lenders.

                                    Payment of Fees. The Administrative Agent and Lenders and their respective counsel shall have received all fees and expenses required to be paid on or before the Closing Date.

                                    Certain Approvals and Agreements. All
                                    governmental and third party approvals
                                    necessary or advisable in connection with the reorganization, the financings contemplated thereby and by the


                                  EXHIBIT A-5

                                    Restructured Credit Facilities and the
                                    continuing operations of the business of Opco, Holders and the Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on reorganization or the financing thereof, in each case except for such governmental and third party approvals the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the business, assets, properties (including intangible properties), condition (financial or otherwise), results of operations, prospects or liabilities of Opco, Holdco or the Subsidiaries (a "Material Adverse Effect") or have a Material Adverse Effect on the parties' ability to consummate the reorganization and related transactions substantially on the terms and conditions described herein.

                                    Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations that purports to affect the reorganization or the Restructured Credit Facilities that could reasonably be expected to have a Material Adverse Effect on the reorganization or the Restructured Credit Facilities or that could reasonably be expected to have a Material Adverse Effect on Opco, Holdco and the Subsidiaries taken as a whole.

                                    Accuracy of Information. All information which was made available prior to the date hereof shall be accurate, complete and not misleading in any material respect and no additional information shall have been disclosed to or discovered by the Administrative Agent or any Lender which the Administrative Agent reasonable believes have a materially adverse effect on the assets, financial condition, business, properties, results of operations or prospects of Opco, Holdco and the Subsidiaries, taken as a whole, from the information so previously made available.

                                    Customary Closing Documents. All documents required to be delivered under the Definitive Financing Documents, including customary financial statements (if appropriate), legal opinions, corporate records, documents from public officials and officers' certificates, shall have been delivered to the Administrative Agent.

                                    Legal Due Diligence. The Administrative
                                    Agent and its counsel shall be satisfied with the results of their legal due diligence review of Holdco, Opco and the Subsidiaries, including, without limitation, with respect to corporate documents and records, capitalization, material contracts, employee benefit and labor


                                  EXHIBIT A-6
                                    matters, litigation and regulatory matters.

Conditions to All Borrowings:       The conditions to all borrowings will
                                    include requirements relating to one
                                    business days' prior written notice of
                                    borrowing, the accuracy of representations and warranties, and the absence of any default or potential event of default, and will otherwise be customary and appropriate for financings of this type.

                                             III. MISCELLANEOUS

Indemnification:                    Opco and Holdco shall indemnify the
                                    Administrative Agent, each Lender and each of their respective affiliates, directors, officers, agents and employees from and against any losses, claims, damages, liabilities and other expenses in a manner customary for financings of this type.

Requisite Lenders:                  Requisite Lenders shall mean Lenders holding
                                    in the aggregate more than 66 2/3% of the commitments under the Restructured Credit
                                    Facilities.


Assignments and Participations by   Substantially as set forth under the
Lender:                             Existing Credit Facilities, with such
                                    amendments to the definition of the term
                                    Eligible Assignee as may be agreed upon by the Administrative Agent and the Borrower.



Taxes, Reserve Requirements &       All payments are to be made free and clear
Indemnities:                        of any present or future taxes (other than
                                    franchise taxes and taxes on overall net income), imposts, assessments, withholdings, or other deductions whatsoever. Foreign
                                    Lenders shall furnish to the Administrative
                                    Agent (for delivery to Opco) appropriate certificates or other evidence of exemption from U.S. federal income tax withholding.

                                    Opco and Holdco shall indemnify the Lenders against all increased costs of capital resulting from reserve requirements or otherwise imposed in each case subject to customary increased costs, capital adequacy and similar provisions.

Governing Law and Jurisdiction:     Opco and Holdco will submit to the
                                    non-exclusive jurisdiction and venue of the federal and state courts of the State of North Carolina and will waive any right to trial by jury. North Carolina law shall govern the Definitive Financing Documents.

Counsel to the Administrative Agent  O'Melveny & Myers LLP.
and Lenders:


                                  EXHIBIT A-7

                                    EXHIBIT B

                                SUMMARY OF TERMS
                                     OF THE

                             HOLDCO PREFERRED STOCK

Issuer:                             Holdco.

Holders: Those Lenders party to the Credit Agreement as of the Effective Date.


Security Type:                      [28,600] shares of Convertible Preferred
                                    Stock with a par value of $0.01 per share
                                    ("Holdco Preferred Stock").

Issue Amount:                       $[28.6] million.

Use of Proceeds:                    To refinance the Company's current bank
                                    indebtedness (debt for equity swap).


Conversion Price:                   Holdco Preferred Stock will be convertible
                                    into 15.9 million shares of Holdco's Common
                                    Stock (the "Common Stock") at a fixed
                                    conversion price of $[1.80] per share (the
                                    "Conversion Price"), giving the Lenders 51% of Holdco's fully diluted shares of Common
                                    Stock outstanding if the conversion were to occur on the Effective Date. Customary anti-dilution protections to be provided.


Optional Conversion and Optional    The Lenders shall not have the right to
Redemption:                         convert the Holdco Preferred Stock into
                                    Common Stock of Holdco until after the
                                    18-month anniversary of the issuance of
                                    Holdco Preferred Stock. Holdco will be
                                    required to have filed and make effective a registration statement covering all of the shares of Common Stock underlying the Holdco
                                    Preferred Stock prior to the 18-month
                                    anniversary.

                                    Holdco shall have the right to redeem
                                    (without penalty), in whole but not in part, shares of Holdco Preferred Stock for $1,000 per share plus accrued and unpaid dividends (the "Liquidation Preference").

Dividends:                          The holders of the Holdco Preferred Stock
                                    will be entitled to receive dividends on the Holdco Preferred Stock at a rate per annum equal to 10% of the Liquidation Preference until the first anniversary of the Effective
                                    Date and 12% the Liquidation Preference per annum thereafter, in each case compounded and payable quarterly in additional Holdco
                                    Preferred Stock (i.e., "Pay-In-Kind", or
                                    "PIK") which shall be convertible into
                                    Common Stock at the Conversion Price. Such dividends shall be paid prior and in preference to any distributions to the holders of junior


                                  EXHIBIT B-1
                                    securities. The Holdco Preferred Stock will participate on an as-converted basis in any dividends or distributions paid on the Common Stock.

Seniority:                          The Holdco Preferred Stock shall rank prior
                                    to any other class or series of the
                                    Company's capital stock, both as to payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Registration                        Rights: The holders of Holdco Preferred
                                    Stock will receive the following
                                    registration rights in respect of the shares of Common Stock to be issued upon conversion of Holdco Preferred Stock:

                                    -        The Company shall cause to be
                                             effective as of the 18-month
                                             anniversary of the Effective Date a
                                             shelf registration statement
                                             covering such shares of Common
                                             Stock (subject to negotiated
                                             penalty provisions).

                                    -        The Company shall maintain the
                                             effectiveness of registration for
                                             one year from the 18-month
                                             anniversary of the Effective Date,
                                             with appropriate customary and
                                             standard blackout periods of not
                                             more than 90 days in the aggregate
                                             in that 12-month period (subject to
                                             negotiated penalty provisions).

                                    -        After the 18-month anniversary of
                                             the Effective Date, the Holders
                                             will have piggyback registration
                                             rights, subject to underwriter
                                             cutbacks and existing registration
                                             rights.

Board Representation:               The existing holders of Common Stock will
                                    have the right to elect four members to the Board (the "Class A Directors") and the
                                    Lenders will have the right to elect three members to the Board of Directors of the Company (the "Class B Directors"). The number of Class B Directors shall be increased to four and the number of Class A
                                    Directors decreased to three: (i) if the Company fails to meet the financial forecasts set forth in the Budget for any fiscal quarter ending on or after March 31, 2002; (ii) upon the occurrence and continuation of any payment default under the Restructured Credit Facilities; or (iii) if the Company fails to redeem the Holdco
                                    Preferred Stock for cash on or before the 18-month anniversary of the Effective Date.
                                    The Executive Committee of the Board will be comprised of four members: two Class A
                                    Directors and two Class B Directors.

Consent Rights, Covenants,          The definitive documents will contain
and Other Customary                 customary and appropriate consent
Provisions:                         provisions, covenants and other provisions
                                    for securities of this type, including but not limited to those described in Attachment
                                    I. Holdco Preferred Stock will vote on an "as converted basis" on all matters submitted to a vote of the Company's shareholders in the event the Company fails to meet


                                  EXHIBIT B-2
                                    the Budget in any fiscal quarter beginning with the quarter ending March 31, 2002.

Preferred Stock Issuance            Issuance of the Holdco Preferred Stock will
Agreement:                          be made pursuant to a preferred stock
                                    issuance agreement reasonably acceptable to
                                    Holdco and the Lenders, which agreement will contain, among other things, appropriate representations and warranties of Holdco and the Lenders, and appropriate covenants of Holdco and conditions of closing.


                                  EXHIBIT B-3

                                  ATTACHMENT I

                   HOLDCO PREFERRED STOCK - CERTAIN COVENANTS

Each of the following items will require consent of a majority of the holders of Holdco Preferred Stock:

         1. Entering into any merger or material acquisition, selling the Company, or selling all or substantially all of the Company's assets.

         2. Declaring or paying any dividends or making other distributions (other than dividends payable solely in common stock) to the holders of shares of securities junior to Holdco Preferred Stock, or repurchasing or redeeming any securities ranking junior to Holdco Preferred Stock.

         3. Incurrence of debt in excess of an amount to be agreed, other than working capital financing in the ordinary course of business, or issuing any equity securities senior in preference or pari passu with Holdco Preferred Stock.

         4. The reclassification of any securities of the Company that adversely affects Holdco Preferred Stock.

         5. Amendment of the Company's Amended and Restated Articles of Incorporation, Bylaws or similar organizational documents that adversely affects Holdco Preferred Stock.

         6. Side letter with DePrince Race & Zollo, Inc. committing that John Race, or another director satisfactory to the holders of the Holdco Preferred Stock, will remain on the Board as a Class A Director at all times while the Holdco Preferred Stock is outstanding.


                                 Attachment I-1